Exhibit 3.42

BYLAWS

of

WELD CORPORATION

a New Jersey corporation

ARTICLE I

DIRECTORS; MANAGEMENT

Section 1. Powers, Standards of care

A.	Powers

Subject to the provisions of the General Corporation Law of New Jersey, and subject to any limitation in the Certificate of Incorporation and the Bylaws relating to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under direction of the Board of Directors.

B.	Standard Of Care: Liability

i. Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

ii. In performing the duties of a Director, a Director shall be entitled to rely on information, opinion, reports, or statements including financial statements and other financial data, in which case prepared or presented by:

(a) One or more officers and employees of the corporation whom the Director believes to be reliable and competent in the matters presented,

(b) Counsel, independent accountants or other persons as to matters which the Director believes to be within such persons professional or expert competence,

(c) A Committee of the Board upon which the Director does not serve, as to matters within its designated authority, which Committee the Director believes to merit confidence, so long as in any such case, the Director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

Section 2. Numbers And Qualification of the Board

The authorized number of Directors of the corporation shall be two (2).

This number may be changed by amendment to the Certificate of Incorporation or by an amendment to this Section 2, ARTICLE I, of these Bylaws, adopted by the vote or written assent of the Shareholders entitled to exercise majority voting power.

Section 3. Election And Terms of Office of Directors

The Directors shall be elected at each annual meeting of the Shareholders, to hold office until the next annual meeting. Their term of office shall begin immediately after election. Each Director, including a director elected to fill a vacancy, shall hold office until expiration of the term for which elected or until a successor has been elected and qualified.

Section 4. Vacancies

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders, or by court order, may be filled only by the vote of the majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of the majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until his successor is elected at an annual meeting of Shareholders or at a special meeting called for that purpose.

A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Shareholders fail, at any meeting of the Shareholders at which any Directors are elected, to elect the full number of authorized Directors.

The Shareholders may at any time elect a Director to fill any vacancy not filled by the Directors, but such election by written consent shall require a consent of the majority of the outstanding shares entitled to vote.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of Directors shall have the effect of removing any Director prior to the director’s expiration term of office.

Section 5. Removal Of Directors

The entire Board of Directors or any individual Director may be removed from office as provided by the Corporations Code of the State of New Jersey. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 6. Notice, Place And Manner Of Meetings

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice-President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation in the State of New Jersey, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another and all such Directors shall be deemed to have been present at such meeting. Accurate minutes of any meeting of the Board or any Committee thereof, shall be maintained by the Secretary or other Officer designated for that purpose.

Section 7. Annual Meetings

The annual meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders for the purpose of organization, the election of officers and transactions of other business. Minutes of any meeting of the Board or any Committee thereof shall be maintained as required by the New Jersey Corporations Code by the Secretary or other officer designated for that purpose.

Time of Annual Meeting:	9 a.m.
Date of Annual Meeting:	January 19

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 8. Other Regular Meetings

Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice, provided the time and place has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meetings shall be given to each Director in the same manner as notice for special meetings of the Board of Directors. If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

Section 9. Special Meetings - Notices - Waivers

Special meetings of the Board may be called at any time by the Chairman/President or, if he is absent or unable or refuses to act, by any Vice-President or the Secretary or by any two Directors, or by one Director if only one is provided.

At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or be personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation, (or if it is not so shown on such records or is not readily ascertainable, at the place in where the meetings of the Directors are regularly held). In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal, and personal notice to such Director.

When all of the Directors are present at any Directors’ meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or (iii) if a Director attends a meeting without notice but without protesting prior thereto or at its commencement the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 10. Sole Director Provided By Certificate Of Incorporation

In the event only one (1) Director is required by the Bylaws or Certificate of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 11. Directors Acting By Unanimous Written Consent

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, the same manner as notice for special meetings of the Board of Directors. If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

Section 12. Quorum

A majority of the number of Directors as fixed by the Certificate of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13. Notice Of Adjournment

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14. Compensation To Directors

Directors and members of Directors’ Committee, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the company in any other capacity and receiving compensation therefor.

Section 15. Committees

Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by law.

Section 16. Meetings and Action of Committees.

Meetings and action of Committees shall be governed by, and held and taken in accordance with, the provisions of Article I, Section 6, 8, 9, 11 and 13, with such changes in the context of those sections as are necessary to substitute the Committee and its members for the Board of Directors and its members, except that the time of the regular meetings of Committees may be determined by resolution of the Board of Directors as well as the Committee, and special meetings of Committees may also be called by resolution of the Board of Directors and notice of special meetings of Committees shall also be given to all alternate members, who shall have the right to attend all meetings of the Committee. The Board of Directors may adopt rules for the government of any Committee not inconsistent with the provisions of these Bylaws.

Section 17. Advisory Directors

The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 18. Resignations

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE II

OFFICERS

Section 1. Officers

The Officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer who may also be called Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice-Presidents, one or more Assistant Secretaries and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2. Election of officers

The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Boards of Directors, subject to the rights, if any, of an Officer under any contract of employment.

Section 3. Subordinate Officers, Etc.

The Board of Directors may empower the President to appoint such Officers (other than the principal officers) as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal And Resignation

Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies in office

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. Chairman Of The Board

The Chairman of the Board, if there shall be such an Officer, shall, if present, preside at all meetings of the Board of Directors, and exercise such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article.

Section 7. President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He/she shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He/she shall be ex officio a member of all the standing Committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. Vice-President

In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, the President or the Chairman of the Board.

Section 9. Secretary

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors, Committees of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ and Committees’ meetings, the number of shares present or represented at Shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10. Chief Financial Officer

This Officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his/her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors in the Bylaws.

ARTICLE III

SHAREHOLDERS’ MEETINGS

Section 1. Place Of Meetings

Meetings of the Shareholders shall be held at the principal executive office of the corporation, in the State of New Jersey, unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2. Annual Meetings

The Annual Meetings of the Shareholders shall be held each year, at the time and on the day following:

Time of Meeting:	8 a.m.
Date of Meeting:	January 19

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings

Special Meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice-President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the Annual Meeting.

Upon receipt of a written request addressed to the Chairman, President, Vice-President, or Secretary, mailed or delivered personally or sent by telegraphic or other facsimile transmission to such Officer by any person (other than the Board) entitled to call a Special Meeting of Shareholders, such Officer shall cause notice to be given to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after the receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws. Nothing contained in this paragraph of this section shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4. Notice Of Meetings - Reports

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided by law and shall be sent to the Shareholder’s address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, and in the absence thereof, as provided by law.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a Special Meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an Annual Meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

If a Shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the company, in New Jersey, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. Validation Of Shareholders’ Meetings

The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided by law.

The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the last paragraph of section 4 of this Article, the waiver of notice or consent shall state the general nature of such proposal.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

Section 6. Shareholders Acting Without A Meeting - Directors

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided further that while ordinarily Directors can only be elected by unanimous written consent under law, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. Other Actions Without A Meeting

Unless otherwise provided in the General Corporation Law or the Certificate, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(1) Notice of any Shareholder approval pursuant to law without a meeting by less than unanimous written consent shall be given at least ten (10 days before the consummation of the action authorized by such approval, and

(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder’s proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. Quorum

The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. Voting Rights: Cumulative Voting.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Provided the candidate’s name has been placed in nomination prior to the voting and one or more Shareholder has given notice at the meeting prior to the voting of the Shareholder’s intent to cumulate the Shareholder’s votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 10. Proxies

Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of the Code and filed with the Secretary of the corporation.

A proxy may be executed by written authorization signed, or by electronic transmission authorized, by the Shareholders or the Shareholder’s attorney in fact, giving the proxyholder(s) the power to vote the shareholder’s shares. A proxy shall be deemed signed if the Shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the Shareholders or the Shareholder’s attorney in fact. A proxy may also be transmitted orally by telephone if submitted with information from which it may be determined that the proxy was authorized by the Shareholders or the Shareholder’s attorney in fact.

A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered by the corporation stating that the proxy is revoked or by subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of eleven (11) month for the date of such proxy, unless otherwise provided in the proxy.

Section 11. Chairman and Secretary of Meeting

The President, or in the absence of the President, any Vice-President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice-Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the company shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12. Inspectors Of Election

In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the Chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one or three as determined by a majority of the Shareholders represented at the meeting.

Section 13. Shareholders’ Agreements

Notwithstanding the above provisions, in the event this corporation elects to become a close corporation, an agreement between two or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or by law, and may otherwise modify these provisions as to Shareholders’ meetings and actions.

ARTICLE IV

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates For Shares

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. No certificate or certificates for shares are to be issued until such shares are fully paid, unless the Board authorizes the issuance of certificates or shares as partly paid, provided that such certificates shall state the amount of consideration to be paid therefore and the amount paid thereon.

Section 2. Transfer On The Books

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost Or Destroyed Certificates

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in the form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same manner and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents And Registrars

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books - Record Date

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is fixed:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

(c) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the, resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 6. Legend Condition

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 7. Close Corporation Certificates

All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by law.

ARTICLE V

CORPORATE RECORDS AND REPORTS – INSPECTION

Section 1. Records

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of New Jersey, as fixed by the Board of Directors from time to time.

If the corporation has fewer than one hundred (100) Shareholders, the financial statements need not be prepared according to generally accepted accounting principles so long as the financial statement reasonably sets forth the assets and liabilities, income and expenses of the corporation, and discloses the accounting basis used.

The minutes shall be kept in written form and accounting books and records shall be kept in either written form or in any form capable of being converted into written form.

Such minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a Shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary corporation.

Section 2. Maintenance and Inspection of Share Register

The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its Shareholders and the number and class of shares held by each Shareholder. A Shareholder or Shareholders of the corporation holding at least five percent (5%) in the aggregate of outstanding voting shares of the Corporation may (i) inspect, and copy the records of Shareholders names and addresses and shareholding during usual business hours upon five (5) days prior written demand upon the corporation, and/or (ii) obtain from the transfer agent at such transfer agent’s usual charges for such a list, a list of the Shareholder’s name and addresses who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the Shareholders subsequent to the day of demand. Such list shall be made available by the transfer agent on or before the later of five days (5) after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of Shareholders shall also be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder’s interest as a Shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of such Shareholder or holder of a voting trust certificate making such demand.

Section 3. Maintenance and Inspection of Bylaws

The corporation shall keep at its principal executive office, or if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of the bylaws amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State and the corporation has no principal business office in this state, the Secretary shall, upon written request of any Shareholder, furnish to such Shareholder a copy of the Bylaws as amended to date.

Section 4. Annual Report to Shareholders

Provided this corporation has one hundred (100) Shareholders or less, the Annual Report to Shareholders referred in the section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to Shareholders of the corporation as they deem appropriate. Should this corporation have one hundred (100) or more Shareholders, an Annual Report must be furnished not later than one hundred twenty (120) days after the end of each fiscal period.

Section 5. Financial Statements

A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file at the principal executive office of the corporation for twelve (12) months from the date of its execution, and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of such statement or a copy shall be made to any such Shareholder.

If a Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three (3) month, six (6) month, or nine (9) month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the corporation at the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the corporation has not sent to the Shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such Shareholder or Shareholders within thirty (30) days after such request.

The corporation also shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period. This quarterly income statement and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged in the corporation or the certificate of authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

ARTICLE VI

GENERAL CORPORATE MATTERS

Section 1. Checks, Drafts and evidence of indebtedness

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 2. Corporate Contracts and Instruments. - How Executed

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of, and on behalf of, the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in the Corporations Code.

Section 3. Representation Of Shares In Other Corporations

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 4. Construction and Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the New Jersey General Corporation Laws shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE VII

AMENDMENTS TO BYLAWS

Section 1. Amendment by Shareholders

New Bylaws may be adopted or these Bylaws may be repealed or amended at their annual meeting, or at any other meeting of the Shareholders called for that purpose, by a vote of Shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such Shareholders; provided, however, that if the Certificate of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Certificate of Incorporation.

Section 2. Powers Of Directors

Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VII, and the limitations in the Corporations Code, the Board of Directors may adopt, amend or repeal any of these Bylaws other than an amendment thereof changing the authorized number of Directors.

Section 3. Record of Amendments

Whenever an amendment is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE VIII

MISCELLANEOUS

Section 1. References To Code

Code references herein refer to the New Jersey Corporation Code.

Section 2. Indemnity

The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Sec.14A:3-5. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

CERTIFICATE OF ADOPTION OF BYLAWS

ADOPTION BY FIRST DIRECTORS

The undersigned persons appointed in the Certificate of Incorporation to act as the First Directors of the above named corporation hereby adopt the same as the Bylaws of said corporation.

Executed this 10th day of October, 1997.

/s/ Linda J. Kiefer
Linda J. Kiefer, Director

/s/ Daryle A. Brosnan
Daryle A. Brosnan, Director

CERTIFICATE BY SECRETARY.

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified and acting Secretary of the above-named corporation; that the foregoing Bylaws were adopted as the Bylaws of said corporation on the date set forth above by the persons appointed in the Certificate of Incorporation to act as the First Directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this 10th day of October 1997.

/s/ Daryle A. Brosnan
Daryle A. Brosnan, Secretary